Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of March 31, 2015 (this “Agreement”), by and among Willbros Group, Inc., a Delaware corporation (the “Company”), and each “Subscriber” listed on the Schedule A hereto (each, a “Subscriber” and, collectively, the “Subscribers”).

RECITALS

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

WHEREAS, the Company is the borrower under the Credit Agreement, dated as of December 15, 2014 (the “Credit Agreement”), among the Company, the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as defined in the Credit Agreement).

WHEREAS, concurrently herewith, the Company, the Guarantors (as defined therein), the Lenders (as defined therein), the Arranger (as defined therein) and the Administrative Agent (as defined therein) are entering into the First Amendment to Credit Agreement, dated as of the date hereof, in the form attached hereto as Exhibit A (the “Amendment”).

WHEREAS, to induce the Lenders to enter into the Amendment, the Company has agreed to issue to each Subscriber, upon the terms and conditions hereof, the number of shares of common stock, par value $0.05 per share (“Common Stock”), set forth opposite such Subscriber’s name on Schedule A hereto.

WHEREAS, concurrently herewith, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Subscriber, severally and not jointly, agree as follows:

1. Purchase and Sale; Closing.

(a) Subject to the terms and conditions of this Agreement, each Subscriber agrees, severally and not jointly, to purchase from the Company, and the Company agrees to issue and sell to such Subscriber, at the Closing, the number of shares of Common Stock set forth opposite such Subscriber’s name on Schedule A hereto (collectively, the “Shares”).

(b) The issuance of the Shares pursuant to the terms of this Agreement (the “Closing”) is taking place at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036-8299, at 10:00 a.m. (New York time) on the date hereof, or at such other time and place as the Company and Subscribers have mutually agreed upon in writing (the “Closing Date”).

(c) At the Closing, the Company shall deliver a copy of the Registration Rights Agreement executed by the Company and each Subscriber shall deliver a copy of the Registration Rights Agreement executed by each such Subscriber. At the Closing, the Company shall issue irrevocable instructions to its transfer agent to, and such transfer agent shall, issue on or before March 31, 2015 to each Subscriber the Shares set forth opposite such Subscriber’s name on Schedule A and register them in the name of such Subscriber in the records of such transfer agent as a stockholder of record in book-entry form through the direct registration system with a notation that such Shares are subject to the restrictive legend set forth in Section 4.

2. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof to each Subscriber as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite organizational power and authority to (i) own its properties and assets, (ii) carry on its business as now being conducted and as proposed to be conducted and (iii) execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The Shares have been duly and validly authorized and, when issued to the Subscribers in the manner contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

(d) As of immediately prior to the Closing, the total number of shares of capital stock that the Company has the authority to issue is 71,000,000, including (i) 70,000,000 shares of Common Stock (50,881,456 shares of which are issued and outstanding and 3,346,810 shares of which are reserved for issuance under the Company’s equity incentive plans) and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (no shares of which are outstanding). Except as set forth in the reports, schedules, forms, applications and other documents, together with any amendments required to be made with respect thereto required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and rules and regulations promulgated thereunder, there are no issued or outstanding shares of capital stock of the Company or other equity interests or options, rights, warrants or other securities in any such case issued by the Company or any of its subsidiaries, that are directly or indirectly convertible into or exercisable for equity interests of the Company outstanding, or other right granted or issued by the Company or any of its subsidiaries to acquire equity interests of the Company. The Shares represent less than 20 percent of (i) the voting power of the outstanding Common Stock prior to the issuance of the Shares and (ii) the number of outstanding shares of Common Stock prior to the issuance of the Shares.

(e) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement will not: (i) violate or conflict with any requirements of (x) any material contract of the Company or (y) the certificate of incorporation or bylaws or other organizational or charter documents of the Company, (ii) assuming the accuracy of the representations and warranties of the Subscribers set forth in Section 3(i), result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material contract or obligation of the Company, or give rise to a right of termination of, or accelerate the performance required by, any terms of any such material contract or (iii) assuming the accuracy of the representations and warranties of the Subscribers set forth in Sections 3(c), 3(d) and 3(h), violate any statute, law, ordinance, rule, regulation or order of any court or governmental authority or any judgment, order or decree (U.S. federal, state or local or foreign) applicable to the Company, except in the case of clauses (i)(x), (ii) and (iii), for such items that would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company or delay its ability to fulfill its obligations under this Agreement or the Registration Rights Agreement on a timely basis.

(f) None of the Company, any of its subsidiaries or any of their respective affiliates is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any governmental authority in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D and state and applicable blue sky filings, (ii) the filing of a Current Report on Form 8-K under the Exchange Act and (iii) the filing of any requisite notices and/or applications(s) to the New York Stock Exchange for the issuance and sale of the Shares for trading thereon. None of the Company, any of its subsidiaries or any of their respective affiliates is aware of any facts or circumstances which might prevent the Company or any such subsidiary or affiliate from obtaining or effecting any of the registration, application or filings contemplated hereby. The Company is in compliance in all material respects with the requirements of the New York Stock Exchange and, assuming the Company files its Form 10-K for the 2014 fiscal year on or prior to March 31, 2015, the Company has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(g) On the date hereof, there are no suits, actions, claims, demands, hearings, indictments, proceedings or investigations pending against the Company, or to the knowledge of the Company, threatened against the Company, any of its subsidiaries or any of their respective affiliates, before any court, arbitrator or administrative or governmental body (U.S. federal, state or local or foreign) that question the validity of this Agreement or the performance of the Company’s obligations hereunder.

(h) Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the issuance or sale of the Shares by the Company to Subscribers hereunder. None of the Company, any of its subsidiaries, any of their respective affiliates, nor any person acting on of any their behalves has, directly or indirectly, (i) made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(i) The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation, bylaws or other organizational or charter documents or the laws of its jurisdiction of incorporation that are or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights hereunder, including without limitation as a result of the Company’s issuance of the Shares and the Subscribers’ ownership of the Shares. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable to the Company’s issuance of the Shares and the Subscribers’ ownership of the Shares any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any subsidiary thereof; provided, however, nothing herein shall be construed to limit in any way the ability of the Company and its Board of Directors from adopting any stockholder rights plan or similar arrangement at any time following the Closing and the application of such plan or arrangement to further accumulations of beneficial ownership of shares of Common Stock by the Subscribers and their affiliates or a change in control of the Company.

(j) The Company hereby acknowledges and agrees that this Agreement constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be a Default or an Event of Default (each as defined in the Credit Agreement), as applicable, under the Credit Agreement if (i) any representation or warranty made by the Company under in Section 2 of this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) the Company shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

(k) All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to each Subscriber hereunder have been fully paid or provided for by the Company, and all laws imposing such taxes have been complied with.

(l) Except as disclosed by the Company prior to the date hereof in any filing with the Commission, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective affiliates, including directors, officers, employees, consultants, joint venture partners, agents, representatives or other persons associated with them or acting on their behalf has, directly or indirectly, (i) made, promised, offered or authorized any (x) unlawful payment or unlawful transfer of anything of value, directly or indirectly, to any government official, employee or agent, political party or, official of such party or political candidate or person on the list of specially designated nationals and blocked persons subject to financial sanctions maintained by the U.S. Department of the Treasury, Office of Foreign Assets Control and any other similar list maintained by the U.S. Department of the Treasury, Office of Foreign Assets Control pursuant to any statute, law, ordinance, rule, regulation or order of any court or governmental authority or any judgment, order or decree, including trade embargoes, economic sanctions or other prohibitions imposed by executive order of the President of the United States, or (y) unlawful bribe, rebate, influence payment, kickback, money laundering or similar unlawful payment, or (ii) violated or received notice of any suits, actions, claims, demands, hearings, indictments, proceedings or investigations regarding the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, dated 21 November 1977, any other statute, law, ordinance, rule, regulation or order of any court or governmental authority or any judgment, order or decree that prohibits commercial bribery, domestic corruption or money laundering, the standards established by the Financial Action Task Force on Money Laundering or equivalent applicable statute, law, ordinance, rule, regulation or order of any other governmental authority.

3. Representation and Warranties of Each Subscriber. Each Subscriber, severally and not jointly, represents and warrants as of the date hereof to the Company as follows:

(a) Such Subscriber is a duly formed and validly existing and in good standing under the laws of its jurisdiction of formation.

(b) Such Subscriber has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by such Subscriber. This Agreement is a legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Such Subscriber is acquiring its Shares for its own account for investment purposes and not with a view to distributing or reselling such Shares or any part thereof in violation of applicable securities laws, without prejudice, however, to such Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Shares for any period of time. Such Subscriber understands that the Shares have not been registered under the Securities Act, and therefore the Shares may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(d) Such Subscriber (i) is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss, (ii) has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Shares, (iii) is an “accredited investor” as defined in Regulation D and is capable of evaluating the risks and merits of an investment in the Company and of protecting its interests in connection with this investment and (iv) acknowledges that the certificates representing the Shares will bear the legend set forth in Section 4 below.

(e) Such Subscriber (i) has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Subscriber and its particular circumstances (provided that such Subscriber has the right to rely upon the representations and warranties set forth herein to the extent provided herein) and, except as set forth herein, has not relied upon any representations or advice by the Company or any of its affiliates, and (ii) is able, without impairing its financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of its investment in the Shares.

(f) The execution and delivery of this Agreement by such Subscriber does not, and the consummation by such Subscriber of the transactions contemplated hereby, will not: (i) violate or conflict with any requirements of (x) any material contract of such Subscriber or (y) the certificate of incorporation or bylaws or similar organizational or charter documents of such Subscriber, (ii) result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material contract or obligation of such Subscriber, or give rise to a right of termination of, or accelerate the performance required by, any terms of any such material contract or (iii) violate any statute, law, ordinance, rule, regulation or order of any court or governmental authority or any judgment, order or decree (U.S. federal, state or local or foreign) applicable to such Subscriber, except in the case of clauses (i)(x), (ii) and (iii), for such items that would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of such Subscriber to consummate the transactions contemplated by this Agreement.

(g) On the date hereof, there are no suits, actions, claims, demands, hearings, indictments, proceedings or investigations pending against such Subscriber, or to the knowledge of such Subscriber, threatened against such Subscriber or any of its affiliates, before any court, arbitrator or administrative or governmental body (U.S. federal, state or local or foreign) that question the validity of this Agreement or any of the transactions contemplated hereby.

(h) Assuming the capitalization of the Company is as set forth in Section 2(d) hereof, such Subscriber, together with its “affiliates” (as defined in Rule 13d-3 promulgated under the Securities Act), is the beneficial owner (as defined in Rule 13d-3) of not more than 4.99% of the outstanding shares of Common Stock immediately prior to the acquisition of the Shares hereunder.

(i) Except for the other Subscribers, to the knowledge of such Subscriber, no Subscriber is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any person that owns any Common Stock.

4. Legend. A certificate representing the Shares will bear the following legend, or one similar thereto, drawing attention to the restrictions on its transferability:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

5. No Modification; Entire Agreement. This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived except by a written instrument executed by the Company and each Subscriber. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This Agreement, the Registration Rights Agreement, the Credit Agreement and the Amendment supersede all prior contracts between the parties with respect to their subject matter and constitute a complete and exclusive statement of the terms of the contract between the parties with respect to the subject matter hereof and thereof.

6. Parties in Interest; No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under this Agreement, except as otherwise expressly provided herein.

7. Pledge. The Company acknowledges and agrees that a Subscriber may from time to time pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement secured by the Shares and, if required under the terms of such agreement, such Subscriber may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. No notice shall be required of such pledge. At the applicable Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of Shares.

8. Governing Law; Submission to Jurisdiction; Venue.

(a) This Agreement, and any contest, dispute, controversy or claim arising hereunder or related hereto, will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed in that state, without reference to its principles of conflicts of law that would apply the laws of another jurisdiction.

(b) The parties hereto irrevocably submit, in any proceeding directly or indirectly relating to or arising out of this Agreement, to the exclusive jurisdiction of the courts of the State of Delaware or any federal court of the District of Delaware (in each case located in New Castle County), consent that any such proceeding may only be brought in such courts, waive any objection that they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient forum and agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of the parties further agrees that a summons and complaint commencing a proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served to it at the address and in the manner set forth in Section 9 or as otherwise provided under the laws of the State of Delaware. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to jurisdiction, to venue or to convenience of forum.

9. Notices.

(a) All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made at the address or facsimile number set forth below:

(i)	if to the Company to:

Willbros Group, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, TX 77027
	Attention:	General Counsel
	Facsimile:	(713) 403-8136

with a copy (which shall not constitute notice) to:

Conner & Winters, LLP
4000 One Williams Center
Tulsa, OK 74172
	Facsimile:	(918) 586-8673
	Attention:	Robert J. Melgaard

(ii)	if to any Subscriber, to:

c/o KKR Credit Advisors (US) LLC 555 California St., 50th Floor San Francisco, CA 94104
	Attention:	General Counsel
	Facsimile:	(415) 391-3077

with a copy (which shall not constitute notice) to

Proskauer Rose LLP One International Place Boston, MA 02110
Attention:	Peter J. Antoszyk Daniel I. Ganitsky
Facsimile:	(617) 526-9899

(b) Notice shall be delivered (i) by nationally recognized overnight courier delivery for next business day delivery, (ii) by hand delivery or (iii) by facsimile or electronic mail transmission followed by overnight delivery the next business day. Legal counsel for the respective parties may send to the other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party. Any such notice, request, demand or other communication shall be treated as having been given only upon receipt thereof at the address specified in Section 9(a) or such other address that any Subscriber may specify in a written notice to the Company or the Company may specify in a written notice to each Subscriber.

10. No Assignment. Neither this Agreement nor any rights, benefits or obligations hereunder shall be assigned by any party, and attempted assignment in violation of this Section 10 shall be null and void ab initio.

11. Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no affiliate of the Company shall, sell, issue, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer, issuance or sale of the Shares in a manner that would require the registration under the Securities Act of the offer, issuance or sale of the Shares to the Subscribers or that would be integrated with the offer, issuance or sale of the Shares for purposes of the rules and regulations of the New York Stock Exchange.

12. Reservation and Listing of Securities. The Company shall, as applicable (a) prepare and timely file with the New York Stock Exchange an additional shares listing application covering all of the Shares, (b) use its reasonable best efforts to cause the Shares to be approved for listing on the New York Stock Exchange as soon as practicable thereafter, (c) provide to the Subscribers evidence of such listing and (d) use its reasonable best efforts to maintain the listing of the Shares on the New York Stock Exchange.

13. Form D and Blue Sky. The Company shall file a Form D with respect to the Shares as required under Regulation D. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Shares to the Subscribers.

14. Miscellaneous.

(a) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b) Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to numbered or letter articles, sections, subsections, paragraphs, Exhibits or Schedules refer to articles, sections, subsections, paragraphs, Exhibits or Schedules, respectively, of this Agreement unless expressly stated otherwise. All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein.

(c) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement may be executed and delivered (including via facsimile or scanned pdf image) in several counterparts, each of which shall be deemed to be an original instrument, and all of which together shall be deemed to be one and the same agreement.

(e) Each party agrees that it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by the Company or the Subscribers to carry out the transactions contemplated by this Agreement.

(f) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Subscribers and the Company will be entitled to specific performance under this Agreement. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscribers. The Company therefore agrees that the Subscribers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

WILLBROS GROUP, INC.

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer

Signature Page to Subscription Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CORPORATE CAPITAL TRUST, INC.,
as a Subscriber

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

KKR LENDING PARTNERS L.P., as a Subscriber

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

KKR LENDING PARTNERS II L.P., as a Subscriber

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

KKR-VRS CREDIT PARTNERS L.P., as a Subscriber

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

LINCOLN INVESTMENT SOLUTIONS, INC., as a Subscriber

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

Signature Page to Subscription Agreement

KKR CREDIT SELECT (DOMESTIC) FUND L.P., as a Subscriber

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

Signature Page to Subscription Agreement

SCHEDULE A

Subscriber	Shares of Common Stock

Corporate Capital Trust, Inc.	2,810,814

KKR Lending Partners L.P.	1,688,918

KKR Lending Partners II L.P.	4,575,673

KKR-VRS Credit Partners L.P.	384,766

Lincoln Investment Solutions, Inc.	328,063

KKR Credit Select (Domestic) Fund L.P.	337,176

EXHIBIT A*

AMENDMENT

*	Filed separately.

EXHIBIT B*

REGISTRATION RIGHTS AGREEMENT

*	Filed separately.